      As filed with the Securities and Exchange Commission on December 10, 1999
                                        Registration Statement No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                    680322810
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)
                             1600 RIVIERA, SUITE 200
                         WALNUT CREEK, CALIFORNIA 94596
   (ADDRESS , INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                COMMERCEBID.COM, INC. 1999 EQUITY INCENTIVE PLAN



                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                ROBERT M. TARKOFF
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                               COMMERCE ONE, INC.
                             1600 RIVIERA, SUITE 200
                         WALNUT CREEK, CALIFORNIA 94596
                                 (925) 941-6000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                           NEIL ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300



                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                            AMOUNT        PROPOSED MAXIMUM          PROPOSED MAXIMUM
         TITLE OF SECURITIES TO             TO BE          OFFERING PRICE          AGGREGATE OFFERING    AMOUNT OF REGISTRATION
             BE REGISTERED                REGISTERED          PER SHARE                 PRICE (2)                  FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock of Commerce One issuable
under CommerceBid.com, Inc's 1999
Equity Incentive Plan...................  22,634 (1)          $ 1.82 (2)              $ 41,194 (2)             $ 10.87 (2)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in part pursuant to Rule 457(h) under the Securities Act, and in part pursuant to Rule 457(c) under the Securities Act. With respect to 22,634 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $1.82 per share pursuant to Rule 457(h) under the Securities Act.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the
Commission:

         1. The Registrant's Quarterly Report on Form 10-Q for the quarter's period ended September 30, 1999.

         2. The Registrant's Prospectus, filed with the Commission on July 1, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act").

         3. The Registrant's Current Report on Form 8-K dated November 23, 1999, filed on November 24, 1999 including any amendment or report filed for the purpose of updating such description.

         4. The description of Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on June 21, 1999, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and, any amendment or report filed for the purpose of updating such description.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

        EXHIBIT
        NUMBER                                    EXHIBIT
        ------                                    -------
            5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

           10.1     CommerceBid.com, Inc's 1999 Equity Incentive Plan.

           23.1     Consent of Ernst & Young LLP, Independent Auditors.

           23.2     Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

           23.3     Consent of WSGR (included in Exhibit 5.1).

           24.1     Power of Attorney (see page II-5).

ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on this 9th day of December, 1999.

                                      COMMERCE ONE, INC.

                                      By: /s/ Mark B. Hoffman
                                         ---------------------------------------
                                          Mark B. Hoffman
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, Peter F. Pervere and Robert M. Tarkoff and each of them, acting individual as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                         TITLE                               DATE
----------------------------------------    ----------------------------------------------      -----------------
           /s/ Mark B. Hoffman              President, Chief Executive Officer and Chairman     December 9, 1999
----------------------------------------    of the Board (Principal Executive Officer)
             Mark B. Hoffman

           /s/ Peter F. Pervere             Vice President and Chief Financial Officer          December 9, 1999
----------------------------------------    (Principal Financial Officer)
             Peter F. Pervere

           /s/ Asim Abdullah                Director                                            December 9, 1999
----------------------------------------
              Asim Abdullah

             /s/ John V. Balen              Director                                            December 9, 1999
----------------------------------------
              John V. Balen

           /s/  William B. Elmore           Director                                            December 9, 1999
----------------------------------------
            William B. Elmore

           /s/ Kenneth C. Gardner           Director                                            December 9, 1999
----------------------------------------
            Kenneth C. Gardner

           /s/ Thomas J. Gonzalez           Director                                            December 9, 1999
----------------------------------------
             Thomas J. Gonzalez


                                      II-5



          /s/ William J. Harding            Director                                            December 9, 1999
----------------------------------------
            William J. Harding

             /s/ David H. J. Furniss        Director                                            December 9, 1999
----------------------------------------
              David H. J. Furniss

            /s/ Noriyoshi Osumi             Director                                            December 9, 1999
----------------------------------------
             Noriyoshi Osumi

            /s/ Jay M. Tenebaum             Director                                            December 9, 1999
----------------------------------------
             Jay M. Tenebaum

           /s/ Jeffrey T. Webber            Director                                            December 9, 1999
----------------------------------------
            Jeffrey T. Webber

                                INDEX TO EXHIBITS



 EXHIBIT
 NUMBER                                           EXHIBIT
 ------                                           -------
       5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

      10.1         CommerceBid.com, Inc's 1999 Equity Incentive Plan.

      23.1         Consent of Ernst & Young LLP, Independent Auditors.

      23.2         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

      23.3         Consent of WSGR (included in Exhibit 5.1).

      24.1         Power of Attorney (see page II-5).